Exhibit 4.7

Certain identified information has been excluded from this exhibit pursuant to Item 601(b)(10)(iv) of Regulation S-K under the Securities Act of 1933, as amended, because the Registrant customarily and actually treats that information as private or confidential and the omitted information is not material. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***].”

ANTHROPIC, PBC
REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of May 4, 2026, is made by and between Anthropic, PBC, a Delaware public benefit corporation (the “Company”), and Google LLC (together with its subsidiaries and Affiliates, the “Investor”). Capitalized terms not otherwise defined herein have the meaning given to them in the Note Purchase Agreement (as defined below).
RECITALS
WHEREAS, the Company and the Investor have entered into that certain Note Purchase Agreement dated March 31, 2026 (the “Note Purchase Agreement”).
WHEREAS, pursuant to the Note Purchase Agreement, the Investor may (directly or indirectly) acquire shares of the Company’s capital stock.
WHEREAS, the terms of this Agreement shall govern certain of the Investor’s rights with respect to such shares of capital stock so acquired.
NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
Registration Rights
Section 1.01Registration Rights. As used in this Article I, “Registrable Securities” shall mean any then outstanding shares of capital stock of the Company held by the Investor that are not otherwise covered by rights of registration pursuant to the Investors Rights Agreement. For the avoidance of doubt, the rights provided in this Article I shall not be deemed to limit or otherwise override any rights provided to the Investor pursuant to the Investors Rights Agreement. Notwithstanding the foregoing, such shares of capital stock of the Company shall only be treated as Registrable Securities if and so long as (A) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (B) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(a)(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale. The Investor shall not be entitled to exercise any rights provided for in this Article I after [***] or, if earlier, the date that is 12-months following the final Quarterly Closing Date under the Note Purchase Agreement.
Section 1.02Demand Registration. If the Company shall receive at any time during the one year period after the effective date of the registration statement for the Initial Public Offering, a written request from the Investor that the Company file a registration statement under the Securities Act covering the resale of all of the Registrable Securities held by the Investor that are not otherwise available to be immediately sold pursuant to Rule 144 and that the Investor has requested to be registered (the “Demand Registration Statement”), then the Company shall use its reasonable best efforts to file as soon as practicable, and in any event within sixty (60) days of the receipt of such request, a registration statement under the Securities Act covering all Registrable Securities that the Investor has requested to be registered, and shall use its reasonable best efforts to cause such registration statement to be declared effective by the Commission as soon as practicable thereafter. Each such written request shall specify the intended method or methods of distribution thereof. If Form S-3 is not available for the Demand Registration Statement, the Company shall (i) register the resale of the Registrable Securities on another appropriate form and (ii)

undertake to register the Registrable Securities on Form S-3 as soon as such form is available. The Company will use its reasonable best efforts to keep the Demand Registration Statement continuously effective (including the preparation and filing of any amendments and supplements necessary for that purpose) until the earlier of (x) the date on which the Investor consummates the sale of all of the Registrable Securities registered for resale under the Demand Registration Statement and (y) the date on which all of the Registrable Securities may be immediately sold in accordance with Rule 144 without the need for volume (or other) limitations. If the Investor intends to distribute the Registrable Securities covered by its request by means of an underwriting (by an underwriter selected by the Company and reasonably acceptable to the Investor), it shall so advise the Company as a part of its request made pursuant to this Section 1.02. Notwithstanding the foregoing, if the Company shall furnish to the Investor a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its holders of capital stock for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period commencing on the date of receipt of the request and ending on the earlier of the date that is (A) 10 Business Days following the filing date of the Company’s next Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (Form 10‑Q) and (B) one hundred twenty (120) days after receipt of the request. In addition, the Investor shall only have the right to request the Company take any action to effect any registration pursuant to this Section 1.02 one time. All expenses, other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to this Section 1.02, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements, not to exceed $75,000 for each registration, of one counsel for the Investor, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 1.02 if the registration request is subsequently withdrawn at the request of the Investor; provided further, however, that if at the time of such withdrawal, the Investor (x) has learned of a material adverse change in the condition, business, or prospects of the Company that was not known to the Investor at the time of its request and (y) have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Investor shall not be required to pay any of such expenses and shall not forfeit any rights pursuant to this Section 1.02.
Section 1.03Company Registration. For purposes of Section 1.3 of the Investors Rights Agreement, any shares of N-Class Common Stock held by the Investor prior to the Initial Public Offering issued in pursuant to the Note Purchase Agreement shall be deemed “Registrable Securities” as used therein and entitled to the rights set forth in Section 1.3 of the Investors Rights Agreement.
Section 1.04Shelf Registrations. Notwithstanding whether the Company has filed a Demand Registration Statement pursuant to Section 1.02, beginning on the period starting upon the Company’s eligibility to effect registrations on SEC Form S-3, the Company shall use its reasonable best efforts to as soon as practicable, and in any event within sixty (60) days of any Quarterly Closing Date in which Registrable Securities are acquired by the Investor hereunder, effect a registration on Form S-3 for resale under the Securities Act of (i) all Registrable Securities acquired by the Investor in connection with such Quarterly Closing Date and (ii) any other Registrable Securities held by the Investor that had not previously been registered for resale, and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of such Registrable Securities; provided, however, that the Company shall not be obligated to effect such registration, qualification or compliance: (i) if Form S-3 is not available for such offering by the Investor; (ii) if the Company shall furnish to the Investor a certificate signed by the President of the Company stating that in the good faith judgment of the Board, it would be seriously detrimental to the Company and its holders of capital stock for such Form S-3 registration statement to be effected at such time, the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one-hundred twenty (120) days after the applicable Quarterly Closing Date; provided, however, that the Company may not utilize this right more than once in any twelve-month period; (iii) in any particular jurisdiction in which the company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (iv) during the period ending sixty (60) days after the effective date of a registration statement subject to Section 1.3 of the Investors Rights Agreement (provided, however, that the Company may not enforce the limitation described in clause (iv) of this proviso more than once in any twelve-month period). The Company will use its commercially reasonable efforts to keep such registration continuously effective (including the preparation and filing of any amendments and supplements necessary for that purpose) until the date on which the Investor no longer has any Registrable Securities. If the Investor intends to distribute the Registrable Securities covered by its request by means of an underwriting (by an underwriter selected by the Investor and reasonably acceptable to the Company), it shall so advise the Company a reasonable time in advance of the filing of the applicable registration statement covered by this Section 1.04. All expenses incurred in connection with a registration requested pursuant to this Section 1.04 including (without limitation) all registration, filing, qualification, printers’ and accounting fees and the reasonable fees and disbursements, not to exceed $[***] for each registration, of one counsel for the Investor shall be borne by the Company, and any underwriters’ discounts or commissions associated with Registrable Securities, shall be borne by the Investor.
Section 1.05Obligations and Covenants. The obligations of the Company under Section 1.5, Section 1.10, and Section 1.11 of the Investors Rights Agreement and the obligations of the Investor under Section 1.6, Section 1.8, Section 1.10 and Section 1.14 of the Investors Rights Agreement, in each case, shall apply to the Investor’s rights of registration with respect to its Registrable Securities under this Article I, mutatis mutandis, except for any conflicts of terms between the Investors Rights Agreement and this Agreement, in which case the provisions of this Agreement shall apply. For the avoidance of doubt, the Investor hereby acknowledges and agrees that all securities issued under the Note Purchase Agreement (and any securities issued upon conversion thereof) that are outstanding prior to an Initial Public Offering will be subject to Section 1.14 of the Investors Rights Agreement.
Section 1.06Rule 144 Matters. (i) The Company covenants and agrees that it shall take such further action as the Investor may reasonably request, all to the extent required from time to time to enable such Investor to sell Registrable Securities held by the Investor without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 (or any successor rule promulgated thereafter by the Securities and Exchange Commission, to the extent such rule or such successor rule is available to the Company), including providing any customary legal opinions and other customary documentation as may be required by the Company’s transfer agent or the Investor’s broker, as applicable, including with respect removal of applicable legends; and (ii) the Company hereby represents to Investor that, as of the date of this Agreement, (x) it does not consider Investor to be an “affiliate” of the Company as such term is defined by Rule 144(a)(1) promulgated under the Securities Act, and (y) does not currently reasonably expect that Investor will become an “affiliate” of the Company in the period following the consummation of the Initial Public Offering, based on the information known to the Company as of the date of this Agreement.
ARTICLE II
Miscellaneous
Section 2.01Term. This Agreement will be effective as of the date hereof. This Agreement (other than this Article II, which shall survive the expiration or termination of this Agreement indefinitely) shall terminate automatically upon such time as no Registrable Securities are held by the Investor or any Transferee.
Section 2.02Amendments and Waivers. Except as otherwise expressly set forth herein, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Investor. Any waiver or amendment effected in accordance with this Section 2.02 shall be binding upon each party to this Agreement.
Section 2.03Successors, Assigns and Transferees. The rights and obligations hereunder shall not be assignable by any party hereto without the prior written consent of the other party hereto; provided that the Investor may assign its rights and obligations under this Agreement pursuant to an Affiliate Transfer in compliance with Section 10.2 of the Note Purchase Agreement only; provided that the transferee subject to an Affiliate Transfer executes a joinder agreement substantially in the form of Exhibit A. No assignment shall release such assigning party from any liability or obligation under this Agreement. Any attempted assignment of rights or obligations in violation of this Section 2.03 shall be null and void ab initio. In the event that the Investor for purposes of this Agreement consists of more than one Affiliate, the Company shall not be liable for any losses, costs or expenses arising directly or indirectly from the Company’s good faith reliance upon and compliance with instructions from any entity constituting the Investor, including in the event that such instructions conflict with or are inconsistent with any separate written instructions.
Section 2.04Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.
Section 2.05Counterparts; Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.
Section 2.06Entire Agreement. This Agreement (including all exhibits hereto), the Note Purchase Agreement, the Notes and the Amended and Restated Letter Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.
Section 2.07Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.
Section 2.08Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the Court of Chancery of the State of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.
Section 2.09WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE SUBJECT MATTER HEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS PROVISION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.
Section 2.10Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 2.11Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address or address as subsequently modified by written notice given in accordance with this Section 2.10. For the avoidance of doubt, email notice shall be sufficient for all notices required under this Agreement. If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent to [***], Orrick, Herrington & Sutcliffe LLP, [***].
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

ANTHROPIC, PBC

By:	/s/ Krishna Rao
	Name:	Krishna Rao
	Title:	Chief Financial Officer

Address:
548 Market Street
PMB 90375
San Francisco, California 94194

Email: [***]
[Signature Page to the Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

GOOGLE LLC

By:	/s/ Sanjay Kapoor
	Name:	Sanjay Kapoor
	Title:	VP, Corporate Development

Address:
[***]

Email: [***]
[Signature Page to the Registration Rights Agreement]

EXHIBIT A
FORM OF JOINDER TO REGISTRATION RIGHTS AGREEMENT
This Joinder Agreement (this “Joinder Agreement”) is made as of the date written below by the undersigned (the “Joining Party”) in accordance with the Registration Rights Agreement, dated as of [●], 2026 (as may be amended from time to time, the “Registration Rights Agreement”), by and between Anthropic, PBC, a Delaware public benefit corporation (the “Company”), and Google LLC. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Registration Rights Agreement.
The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Registration Rights Agreement as of the date hereof and shall have all of the rights and obligations of the “Investor” thereunder (and share such rights and obligations with any other Investor thereunder) as if it had executed the Registration Rights Agreement on the date thereof and hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Registration Rights Agreement.
IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.
Date:                    ,

[●].

By:
Name:
Title:

Address for notices: [ ]
Attention: [ ]
Telephone: [ ]
Email: [ ]